Exhibit 99.2

Brookdale Senior Living and Emeritus Senior Living Sign Definitive Agreement to Create the Country’s Premier Senior Living Company

Merger Transforms Brookdale into the Only National Full-Spectrum Senior Living Solutions Company, with over 1,100 Communities in 46 States

Nashville, Tenn. and Seattle, Wash., February 20, 2014 — Brookdale Senior Living Inc. (NYSE: BKD) and Emeritus Corporation (NYSE: ESC) today announced the signing of a definitive merger agreement to create the first national senior living solutions company. The combined companies will serve the growing market for senior living solutions as the single branded provider operating the only nationwide network of senior living communities with fully integrated ancillary services across the continuum of care. Following the merger, a Brookdale community will be within 10 miles of 6.5 million seniors 80 years or older.

Under the agreement, Emeritus shareholders will receive 0.95 shares of Brookdale common stock in exchange for each share of their Emeritus common stock. Based on the closing price of each company’s common stock on February 19, 2014, this exchange ratio implies a 32% premium on Emeritus’ shares. The transaction value totals $2.8 billion, with the inclusion of $1.4 billion of Emeritus mortgage debt. The transaction is expected to have a neutral impact on Brookdale’s Cash From Facility Operations in the first year of combined operations, which will grow to exceed $0.40 per share of accretion for the third year. The transaction is expected to close in the third quarter of 2014.

Through this merger, Brookdale will offer consumers nationwide the most comprehensive continuum of care, which includes independent living, assisted living, dementia care, skilled nursing, outpatient therapy, home health and hospice care. The transaction will expand Brookdale’s unit capacity by more than two-thirds to a total of approximately 112,700 units in 1,161 communities in 46 states. The portfolio will be located in 330 markets, where 80% of the U. S. population is located.

Andy Smith, Brookdale’s Chief Executive Officer, said, “In an industry with very attractive long-term growth dynamics, this strategic merger creates the first national, predominantly private-pay based, senior living solutions company. This combination will improve our ability to deliver the best, high quality solutions for the growing demographic of aging seniors and their families.

“With still only 10% market share post-merger, we are confident of our prospects for driving further long-term revenue growth through organic expansion, while enhancing our position in a rapidly consolidating industry. In addition, we expect this combination to produce significant operating efficiencies and to enable further investment in the on-going improvement of our service delivery through associate training and education, physical enhancements to our communities, and refinement of our leading technology platform. We look forward to welcoming the Emeritus team members to Brookdale, as well as the Emeritus shareholders, who will own approximately 27% of post-merger Brookdale.”

Granger Cobb, President and Chief Executive Officer of Emeritus, said, “Both companies share many core strengths, but foremost is a resident-centric culture, with passionate, dedicated associates committed to providing a high level of customer service. Combining and maximizing the significant strengths of our two outstanding companies is certain to be of tremendous advantage in supporting our customers and their families as they face the challenges of aging. We are also pleased that Emeritus shareholders will realize compelling and immediate value, as well as the opportunity to participate in the upside potential inherent in this powerful combination.”

Transaction Benefits

•	Significantly enlarges geographic coverage and density – The addition of Emeritus will expand Brookdale’s unit capacity by more than two-thirds, providing entry into 10 new states and significantly increasing the Company’s presence in many high-population states, especially in the west and northeast. Units will more than double in California, New York, Georgia, New Jersey, Washington and Massachusetts and increase by more than 25% in 13 of the country’s 15 most populous states.

•	Produces positive accretion and enhances opportunities to increase operating efficiency – The merger is expected to produce ongoing opportunities to achieve economies of scale for purchases of items such as insurance, food and benefits and to improve leverage of general and administrative expenses.

•	Builds Brookdale’s real estate portfolio – Creates one of the largest owned senior housing real estate portfolios in the country. Additionally, with over 1,100 communities post-merger, Brookdale expects to continue earning a strong return on its investment in portfolio expansion and repositionings through its redevelopment program, named Program Max.

•	Expands potential for ancillary service growth – The combination will enable Brookdale to expand its therapy, home health and hospice ancillary programs into Emeritus communities and accelerate the introduction of Emeritus’ Nurse on Call home health services into Brookdale’s major markets.

•	Strengthens the brand – Consistent with Brookdale’s major branding initiative commenced in mid 2013, the larger national platform created by this transaction allows Brookdale to build brand awareness more efficiently and effectively, reaching more seniors and their families who can benefit from the Company’s services.

Leadership

Andy Smith will serve as Chief Executive Officer and Mark Ohlendorf as President and Chief Financial Officer of the combined company. It is anticipated that certain members of Emeritus’ senior management team will continue in senior positions after the merger. It is also anticipated that Granger Cobb will be joining Brookdale’s Board of Directors, and will continue in a consulting role with the company. The Company’s corporate headquarters will remain in Nashville.

Additional Information

The Boards of Directors of both Brookdale and Emeritus have unanimously approved the merger, which is expected to be completed in the third quarter of 2014, subject to receipt of regulatory approvals (including pursuant to the Hart-Scott-Rodino Antitrust Improvements Act) and shareholder approvals for each company, as well as other customary closing conditions.

BofA Merrill Lynch and CS Capital Advisors are serving as financial advisors to Brookdale and Skadden, Arps, Slate, Meagher & Flom LLP and Bass, Berry & Sims PLC are serving as its legal advisors. Wells Fargo Securities is serving as lead financial advisor, and Moelis & Company is also serving as financial advisor to provide an independent fairness opinion to Emeritus; Perkins Coie LLP is serving as Emeritus’ legal advisor.

More information on the transaction can be found at www.emeritusforward.com or www.brookdaleforward.com.

Conference Call Details

Brookdale and Emeritus will host a conference call at 5:30pm Eastern time today to discuss the announcement. Domestic and international participants may access the conference call by dialing (866) 900-2996 (US/Canada Toll Free) and (706) 643-2685 (International Toll) respectively, and using the access code “34939607”. The live conference call and the conference call replay will be available under the investor relations section of each company’s website, at www.brookdale.com and www.emeritus.com. To access a telephonic replay of the conference call, please dial (855) 859-2056 (US/Canada Toll Free) or (404) 537-3406 (International Toll), using the access code “34939607”.

A set of slides which will be referred to on this webcast will be posted to the Brookdale and Emeritus websites prior to the call.

About Brookdale Senior Living

Brookdale Senior Living Inc. is a leading owner and operator of senior living communities throughout the United States. The Company is committed to providing senior living solutions within properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents. Currently Brookdale operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with 649 communities in 36 states and the ability to serve approximately 67,000 residents. Through its ancillary services program, the Company also offers a range of outpatient therapy, home health, personalized living and hospice services. Brookdale’s stock is traded on the New York Stock Exchange under the ticker symbol BKD.

About Emeritus

Emeritus Senior Living is the nation’s largest assisted living and memory care provider, with the ability to serve nearly 54,000 residents. Over 31,000 employees support more than 500 communities throughout 45 states coast to coast. Emeritus offers the spectrum of senior residential choices, care options and life enrichment programs that fulfill individual needs and promote purposeful living throughout the aging process. Its experts provide insights on senior living, care, wellness, brain health, caregiving and family topics at www.emeritus.com, which also offers details on the organization’s services. Emeritus’ common stock is traded on the New York Stock Exchange under the symbol ESC.

Safe Harbor

Certain items in this press release and statements made by or on behalf of Brookdale Senior Living Inc. and Emeritus Corporation relating hereto (including statements with respect to the merger of Brookdale and Emeritus) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan” or other similar words or expressions. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and actual results could differ materially from those projected. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the risk associated with the current global economic situation and its impact upon capital markets and liquidity; changes in governmental reimbursement programs; our inability to extend (or refinance) debt (including our credit and letter of credit facilities) as it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; our determination from time to time to purchase any shares under the repurchase program; our ability to fund any repurchases; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; the risk that we may not be able to expand, redevelop and reposition our communities in accordance with our plans; our ability to complete acquisitions and integrate them into our operations; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; early terminations or non-renewal of management agreements; increased competition for skilled personnel; increased union activity; departure of our key officers; increases in market interest rates; environmental contamination at any of our facilities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; risks relating to the merger of Brookdale and Emeritus, including in respect of the satisfaction of closing conditions to the merger; unanticipated difficulties and/or expenditures relating to the merger; the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; uncertainties as to the timing of the merger; litigation relating to the merger; the impact of the transaction on each company’s relationships with residents, employees and third parties; and the inability to obtain, or delays in obtaining cost savings and synergies from the merger; as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find It

In connection with the merger, Brookdale plans to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement/prospectus, as well as other relevant documents concerning the proposed transaction. EACH COMPANY’S STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the joint proxy statement/prospectus and other filings containing information about Brookdale and Emeritus Corporation may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Brookdale at www.brookdale.com under the heading “About Brookdale / Investor Relations” or from Emeritus Corporation at www.emeritus.com under the heading “Investors.”

Brookdale and Emeritus Corporation and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Brookdale’s and Emeritus Corporation’s stockholders in connection with the merger. Information about the directors and executive officers of Brookdale and their ownership of Brookdale common stock is set forth in the proxy statement for Brookdale’s 2013 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 30, 2013. Information about the directors and executive officers of Emeritus Corporation and their ownership of Emeritus Corporation common stock is set forth in the proxy statement for Emeritus Corporation’s 2013 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 9, 2013. Additional information regarding the interests of those participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement regarding the merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph. This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts:
Brookdale Senior Living
Investors:	Ross Roadman (615) 564-8104	Media:	Julie Davis (615) 564-8225
	rroadman@brookdaleliving.com		jkdavis@brookdaleliving.com
Andrea Calise (212) 521-4845
andrea-calise@kekst.com
Emeritus Senior Living
Investors: Brad Cohen (206) 298-2909 Bcohen@icrinc.com		Media:	Liz Brady (646) 277-1226 Liz.brady@icrinc.com

Brookdale Senior Living

Combined Community Statistics

As of 12/31/2013

	Brookdale Pre-Acquisition			Emeritus		Brookdale Post-Acquisition
	Number of Communities	Number of Units	% of Total	Number of Communities	Number of Units/Beds	Number of Communities	Number of Units	% of Total
Ownership Type
Owned	225	23,163	35%	186	15,279	411	38,442	34%
Leased	329	25,939	39%	311	29,413	640	55,352	49%
Managed	95	17,422	26%	15	1,478	110	18,900	17%

Total	649	66,524	100%	512	46,170	1,161	112,694	100%

Mix By Care Level
Independent Living—Entry Fee		5,687	9%		—		5,687	5%
Independent Living—Rental		22,349	34%		6,413		28,762	26%
Assisted Living		27,481	41%		31,545		59,026	52%
Alzheimers’ Care		7,037	11%		7,018		14,055	12%
Skilled Nursing		3,970	6%		1,194		5,164	5%

Total		66,524	100%		46,170		112,694	100%